Exhibit 32.1

Certification Pursuant To 18 U.S.C. Section 1350 By The Principal Executive Officer

and Principal Financial Officer,

As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002.

I, F. Clay Creasey, Jr., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Annual Report on Form 10-K of Toys “R” Us Property Company I, LLC (the “Company”) for the annual period ended January 28, 2012, filed on April 27, 2012 (the “Report”), as amended, fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date of the filing of the Report.

Date: March 7, 2013

/s/ F. Clay Creasey, Jr.
F. Clay Creasey, Jr. Executive Vice President and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)